UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant   ☒                     Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ZELTIQ AESTHETICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ZELTIQ Aesthetics, Inc., a Delaware corporation (the “Company”), filed its definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) on March 23, 2017, relating to the Agreement and Plan of Merger, dated as of February 13, 2017, by and among the Company, Allergan Holdco US, Inc., a Delaware corporation (“Parent”) and Blizzard Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger Agreement”), as a result of which Blizzard Merger Sub, Inc. will merge with and into the Company, with the Company surviving the merger and becoming a wholly owned subsidiary of Parent (the “Merger”).

As previously disclosed in the Proxy Statement, on March 13, 2017, Michael Kreindler, a purported stockholder of the Company, filed a putative class action complaint against the Company and the Company’s board of directors in the United States District Court for the Northern District of California (the “California District Court”), captioned Kreindler v. ZELTIQ Aesthetics, Inc., Case No. 17-cv-1353. On March 14, 2017, Paul Parshall, another purported stockholder of the Company, filed a putative class action complaint against the Company, the Company’s board of directors, Allergan plc, Parent and Blizzard Merger Sub, Inc. in the United States District Court for the District of Delaware (the “Delaware District Court”), captioned Parshall v. ZELTIQ Aesthetics, Inc., Case No. 17-cv-00270. The Company believes these claims are without merit and intends to vigorously defend these actions.

While the Company believes that the disclosures set forth in the Proxy Statement comply fully with applicable law, in order to moot plaintiffs’ unmeritorious disclosure claims, avoid nuisance and possible expense, and provide additional information to our stockholders, the Company has determined to voluntarily supplement the Proxy Statement as described in these Definitive Additional Materials. Nothing in these Definitive Additional Materials shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the litigation that any additional disclosure was or is required.

Supplement to Proxy Statement

The following supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement.

The disclosure under the heading “Background of the Merger” is hereby supplemented by appending the following disclosure to the fourth paragraph on page 18 of the Proxy Statement:

The expression of interest did not contemplate or require any employment, equity contribution or other agreement, arrangement or understanding between any executive officer or director of ZELTIQ, on the one hand, and Allergan or its affiliates, on the other hand, in connection with a potential acquisition of ZELTIQ by Allergan.

The disclosure under the heading “Background of the Merger” is hereby supplemented by appending the following disclosure to the sixth full paragraph on page 20 of the Proxy Statement:

The expression of interest did not contemplate or require any employment, equity contribution or other agreement, arrangement or understanding between any executive officer or director of ZELTIQ, on the one hand, and Allergan or its affiliates, on the other hand, in connection with a potential acquisition of ZELTIQ by Allergan.

The disclosure under the heading “Certain Financial Forecasts Utilized by ZELTIQ in Connection with the Merger” is hereby supplemented by providing the following table to supplement the table on page 39 of the Proxy Statement:

ZELTIQ Projected Financial Information(1)

	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E
	(Dollars in millions)
Revenue	$471	$587	$718	$847	$975	$1,096	$1,207	$1,293	$1,358	$1,395
Adj. EBITDA(2)	$72	$105	$142	$186	$232	$279	$334	$371	$401	$414
(-) Stock Based Compensation Expense	(23)	(28)	(34)	(40)	(46)	(51)	(56)	(59)	(61)	(62)

EBITDA	$49	$77	$108	$145	$186	$228	$278	$312	$340	$352
(-) D&A	(6)	(8)	(9)	(10)	(11)	(12)	(13)	(13)	(13)	(13)

EBIT(3)	$43	$69	$99	$135	$175	$216	$265	$299	$327	$340
(-) Taxes	(16)	(21)	(28)	(38)	(45)	(56)	(69)	(48)	(52)	(54)
Net Income(4)	$26	$48	$71	$97	$129	$160	$196	$251	$275	$285
(+) D&A	6	8	9	10	11	12	13	13	13	13
(-) Capital Expenditures	(8)	(8)	(12)	(8)	(8)	(9)	(9)	(10)	(10)	(11)
(-) Increase in Working Capital	(13)	(13)	(14)	(14)	(14)	(13)	(12)	(9)	(7)	(4)

Unlevered Free Cash Flow(5)	$11	$35	$53	$85	$118	$150	$188	$245	$270	$283

(1)	Earnings (including the impact of stock based compensation expenses (treated as cash expense)) before interest, taxes, depreciation and amortization (“EBITDA”), earnings before interest and taxes (“EBIT”), and adjusted EBITDA (“Adjusted EBITDA”) are non-GAAP financial measures and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.
(2)	Adjusted EBITDA includes add back of stock based compensation.
(3)	EBIT is equal to GAAP operating income, assuming that net other income (expense) is immaterial.
(4)	Net income is a GAAP financial measure. GAAP net income is yielded by adding net interest income or net other income (expense) to operating income and subtracting taxes. The calculation here assumes that the combined impact of net interest income and net other income (expense) is immaterial.
(5)	Free cash flows include impact of stock based compensation expenses (treated as cash expense).

Additional Information and Where to Find It.

In connection with the merger, the Company has filed documents with the SEC, including a definitive proxy statement relating to the proposed transaction. The definitive proxy statement has been mailed to Company stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on the Company’s website at www.zeltiq.com and by contacting ZELTIQ Aesthetics Investor Relations at (925) 474-2422.

The Company, Allergan plc and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the special interests of the Company’s directors and executive officers in the proposed transaction is included in the proxy statement described above. The definitive proxy statement is available free of charge at the SEC’s web site at www.sec.gov and from ZELTIQ Aesthetics Investor Relations as described above. Information about Allergan’s directors and executive officers can be found in Allergan’s definitive proxy statement filed with the SEC on March 24, 2017. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Allergan’s website at www.allergan.com and clicking on the “Investor Relations” link and then clicking on the “SEC Filings” link.

Forward-Looking Statements

The information in the table captioned ZELTIQ Projected Financial Information constitutes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including those risks described in the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and other filings with the U.S. Securities and Exchange Commission. The Company and Allergan disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this letter.